UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):                                     February 17, 2015

Cohu, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-04298	95-1934119
_____________________ (State or other jurisdiction	____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12367 Crosthwaite Circle, Poway, California		92064
________________________________ (Address of principal executive offices)		__________ (Zip Code)

Registrant’s telephone number, including area code:	858-848-8100

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 19, 2015 Cohu, Inc. (the “Company”) issued a press release regarding its financial results for the fourth quarter and full year ended December 27, 2014. The Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information in this Item 2.02 of this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

In addition to financial results determined in accordance with generally accepted accounting principles (“GAAP”), the earnings press release also contains financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP measures in their analysis of the Company’s performance. These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for share-based compensation, the amortization of acquired intangible assets, manufacturing transition costs, employee severance costs, goodwill and other asset impairment, other acquisition costs and the purchase accounting inventory step-up included in cost of goods sold. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On February 17, 2015, the Board of Directors of Cohu, Inc. elected Karl H. Funke to serve as a Class 2 Director, effective March 9, 2015, and in accordance with the Company’s Bylaws he will stand for election at the Company’s 2015 annual meeting of stockholders. Mr. Funke was named to the Audit Committee of the Board of Directors.

The Board of Directors determined that, in its judgment, Mr. Funke satisfies the requirements for independence set forth in the Company’s Corporate Governance Guidelines and by the NASDAQ listing standards. There were no arrangements or understandings pursuant to which Mr. Funke was elected or any relationships or related transactions between the Company and Mr. Funke which would require disclosure pursuant to Item 404(a) of Regulation S-K. As a non-employee director, Mr. Funke will be compensated in accordance with the director compensation program as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 9, 2014, the description of which is incorporated herein by reference.

A copy of the press release announcing Mr. Funke, is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The exhibits listed below are being furnished with this Current Report on Form 8-K.

Exhibit No. - 99.1

Description - Fourth Quarter 2014 Earnings Release, dated February 19, 2015, of Cohu, Inc.

Exhibit No. - 99.2

Description - Karl H. Funke Elected to Cohu’s Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohu, Inc.

February 20, 2015	By:	/s/ Jeffrey D. Jones
Name: Jeffrey D. Jones
Title: VP Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1 99.2	Fourth Quarter 2014 Earnings Release, dated February 19, 2015, of Cohu, Inc. Karl H. Funke Elected to Cohu’s Board of Directors